EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of Advanced Photonix, Inc.
Ann Arbor, Michigan

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-3 of our report dated July 1, 2013 relating to the consolidated financial statements and schedule of Advanced Photonix, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2013.

We also consent to the reference made to us under the caption “Experts” in the prospectus.

By:	/s/ BDO USA, LLP
BDO USA, LLP

Troy, Michigan
May 5, 2014